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                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                   FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 15, 2000


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                            SLM HOLDING CORPORATION
            (Exact name of registrant as specified in its charter)


              DELAWARE                                  52-2013874
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)

11600 SALLIE MAE DRIVE, RESTON, VIRGINIA                   20193
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including are code: (703) 810-3000

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ITEM 5.  OTHER EVENTS

On June 15, 2000, the Registrant entered into a definitive purchase agreement with USA Group, Inc. ("USA Group"), USA Group Loan Services, Inc. ("Loan Services"), and USA Group Guarantee Services, Inc. ("Guarantee Services") (USA Group, Loan Services and Guarantee Services, collectively, the "Sellers") to purchase the guarantee servicing, student loan servicing and secondary market operations of the Sellers other than those of the Sellers' affiliates -- USA Group Funds, Inc. and Secondary Market Services - Hawaii.

The transaction is expected to close in the third quarter of 2000, subject to regulatory approvals.

A copy of a Transaction Summary to be posted by the Registrant on its corporate website@www.salliemae.com, is attached hereto as Exhibit 99 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  Exhibits.

    99 Transaction Summary of the Registrant, dated June 22, 2000, summarizing the terms of the transaction under which the Registrant has agreed to acquire substantially all of the properties and assets of the USA Group, Inc.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2000                      SLM HOLDING CORPORATION


                                         By: /s/ John F. Remondi
                                            ---------------------------------
                                            John F. Remondi
                                            Senior Vice President - Finance
                                            (Principal Financial and
                                            Accounting Officer and Duly
                                            Authorized Officer)

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                                 EXHIBIT INDEX

Exhibit
Number             Description of Document

99 Transaction Summary of the Registrant, dated June 22, 2000, summarizing the terms of the transaction under which the Registrant has agreed to acquire substantially all of the properties and assets of the USA Group, Inc.